UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

OrthoPediatrics Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(IRS Employer Identification No.)

2850 Frontier Drive Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 5, 2024, OrthoPediatrics Corp. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Boston Brace International, Inc., a Massachusetts corporation (“Boston Brace”), the shareholders of Boston Brace (collectively, the “Sellers”), and the Sellers’ representative named therein (the “Sellers’ Representative”), pursuant to which the Company acquired all of the issued and outstanding shares of capital stock of Boston Brace from the Sellers. Boston Brace has developed and manufactures pediatric orthotic and prosthetic devices, including non-surgical scoliosis treatment options, and provides related clinical services.

Under the terms of the Purchase Agreement, the Company paid to the Sellers consideration of $22 million in cash, subject to customary adjustments related to Net Working Capital, Transaction Expenses, and Funded Indebtedness (as such terms are defined in the Purchase Agreement) as more fully described in the Purchase Agreement.

Pursuant to the Purchase Agreement, certain employees and executives of Boston Brace also received awards of restricted stock of the Company which will vest in three years. The Restricted Stock Award Agreements were to approximately 170 individuals for an aggregate of approximately 83,000 shares representing approximately $2.5 million (based on a share price of $30.12, which was the average closing price during the four-month period ending on January 4, 2024) and were granted pursuant to the Company’s 2017 Incentive Award Plan.

The Purchase Agreement contains negotiated representations, warranties, and covenants by the Sellers and the Company, which are believed to be customary for transactions of this kind. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 8, 2024, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing the acquisition. The information in this Item 7.01, including the information incorporated by reference herein from Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	2.1+	Stock Purchase Agreement, dated January 5, 2024, by and among OrthoPediatrics Corp., Boston Brace International, Inc., GreatBanc Trust Company, solely in its capacity as trustee of the Boston Brace International, Inc. Employee Stock Ownership Trust, the Selling Equityholders (as defined therein), and Thomas Morrissey, solely in his capacity as Sellers’ Representative.

	99.1	Press Release, dated January 8, 2024

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain exhibits and the disclosure schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the disclosure schedules and any exhibit omitted from the Stock Purchase Agreement to the Securities and Exchange Commission upon request.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoPediatrics Corp.

Date: January 8, 2024	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen,
General Counsel and Secretary